                                                                   EXHIBIT 12.01

CITIGROUP INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)


                                                              YEAR ENDED DECEMBER 31,
EXCLUDING INTEREST ON DEPOSITS:                   1997       1996       1995       1994       1993
                                                -------    -------    -------    -------    -------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                    14,911     12,362     13,488     13,532     13,145
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302        252
                                                -------    -------    -------    -------    -------
        TOTAL FIXED CHARGES                      15,212     12,644     13,763     13,834     13,397
                                                -------    -------    -------    -------    -------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656      5,911
     OTHER                                         --            1       --         --         (126)
     FIXED CHARGES                               15,212     12,644     13,763     13,834     13,397
                                                -------    -------    -------    -------    -------
        TOTAL INCOME                             25,962     23,732     22,677     19,490     19,182
                                                -------    -------    -------    -------    -------
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                1.71       1.88       1.65       1.41       1.43
                                                -------    -------    -------    -------    -------
INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                            24,524     21,336     22,390     22,528     22,942
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302        252
                                                -------    -------    -------    -------    -------
        TOTAL FIXED CHARGES                      24,825     21,618     22,665     22,830     23,194
                                                -------    -------    -------    -------    -------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656      5,911
     OTHER                                         --            1       --         --         (126)
     FIXED CHARGES                               24,825     21,618     22,665     22,830     23,194
                                                -------    -------    -------    -------    -------
        TOTAL INCOME                             35,575     32,706     31,579     28,486     28,979
                                                -------    -------    -------    -------    -------
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                1.43       1.51       1.39       1.25       1.25
                                                -------    -------    -------    -------    -------

CITIGROUP INC.

CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)


                                                               YEAR ENDED DECEMBER 31,

EXCLUDING INTEREST ON DEPOSITS:                   1997       1996       1995       1994       1993
                                                -------    -------    -------    -------    -------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                    14,911     12,362     13,488     13,532     13,145
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302        252
     DIVIDENDS--PREFERRED STOCK                     433        505        800        704        589
                                                -------    -------    -------    -------    -------
        TOTAL FIXED CHARGES                      15,645     13,149     14,563     14,538     13,986
                                                -------    -------    -------    -------    -------

INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656      5,911
     OTHER                                         --            1       --         --         (126)
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                         15,212     12,644     13,763     13,834     13,397
                                                -------    -------    -------    -------    -------
        TOTAL INCOME                             25,962     23,732     22,677     19,490     19,182
                                                -------    -------    -------    -------    -------
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                1.66       1.80       1.56       1.34       1.37
                                                -------    -------    -------    -------    -------
INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:

     INTEREST EXPENSE                            24,524     21,336     22,390     22,528     22,942
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302        252
     DIVIDENDS--PREFERRED STOCK                     433        505        800        704        589
                                                -------    -------    -------    -------    -------
        TOTAL FIXED CHARGES                      25,258     22,123     23,465     23,534     23,783
                                                -------    -------    -------    -------    -------

INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656      5,911
     OTHER                                         --            1       --         --         (126)
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                         24,825     21,618     22,665     22,830     23,194
                                                -------    -------    -------    -------    -------

        TOTAL INCOME                             35,575     32,706     31,579     28,486     28,979
                                                -------    -------    -------    -------    -------

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                1.41       1.48       1.35       1.21       1.22
                                                -------    -------    -------    -------    -------